UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2009

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James F. Mooney Second Amended and Restated Employment Agreement

Virgin Media Inc. (the “Company”) has entered into a Second Amended and Restated Employment Agreement, dated as of July 3, 2009, with James F. Mooney (the “Amended Employment Agreement”), pursuant to which Mr. Mooney will continue to serve as Chairman of the Board of Directors of the Company (the “Board”).  The Amended Employment Agreement supersedes and replaces in its entirety the prior employment agreement, dated as of July 5, 2006, between Mr. Mooney and the Company.  The Amended Employment Agreement provides for a term ending on December 31, 2010.  Over the course of the term, the ongoing transition of Mr. Mooney’s executive duties and responsibilities to the Company’s Chief Executive Officer, Neil Berkett, will be completed, but Mr. Mooney will continue to perform his non-executive responsibilities as Chairman.

Mr. Mooney will continue to receive an annual base salary in the amount of $1,250,000 and remains eligible for a performance-related annual bonus of up to $800,000 ($400,000 on-target).  Mr. Mooney will also remain eligible to participate in health insurance and life insurance plans, policies, programs and arrangements in accordance with the Company’s policies as in effect from time to time.

In connection with his entry into the Amended Employment Agreement, the Company has granted to Mr. Mooney 625,000 shares of restricted stock of the Company, subject to performance conditions, in respect of his performance of services in 2009 and 2010.  Subject to Mr. Mooney’s continued employment and other terms and conditions contained in the restricted stock agreement between the Company and Mr. Mooney attached hereto as Exhibit 10.3, (i) up to 187,500 shares will vest on May 15, 2010 and 125,000 shares will vest on May 15, 2011 subject to the achievement of cash flow targets for 2009 and 2010, respectively, and (ii) up to 187,500 shares will vest on May 15, 2010 and 125,000 shares will vest on May 15, 2011 subject to the achievement of a list of objectives during 2009 and 2010, respectively.

The Amended Employment Agreement provides that upon a termination of Mr. Mooney’s employment by the Company without cause, or upon a majority vote of the Board prior to April 30, 2010 to terminate Mr. Mooney's employment as of that date, Mr. Mooney would be entitled, provided he executes a release in favor of the Company and its affiliates, to severance consisting of: (i) continued base salary for the shorter of the one-year period following termination of employment or the remaining term of the agreement; (ii) annual bonuses to which Mr. Mooney would have been entitled had he remained employed through the applicable payment date; and (iii) vesting of restricted stock (which, in the case of the restricted stock that vests based on cash flow goals, will be subject to the attainment of these goals in the relevant period).

Mr. Mooney is subject to non-competition and non-solicitation covenants during the term of employment and for twelve (12) months following termination of his employment, as well as customary confidentiality covenants.

Neil Berkett Amended Service Agreement

On July 3, 2009, Virgin Media Limited (“VM Limited”), an indirect wholly owned subsidiary of the Company, entered into an Amended Service Agreement with Neil Berkett, pursuant to which Mr. Berkett will continue in his role as Chief Executive Officer of the Company.  The Amended Service Agreement supersedes and replaces in its entirety the prior service agreement, dated as of May 7, 2008, between Mr. Berkett and VM Limited.

Under the Amended Service Agreement, Mr. Berkett will continue to be entitled to an annual base salary of £550,000.  Mr. Berkett remains eligible to participate in the bonus schemes of VM Limited and its affiliates and VM Limited’s group pension plan, health and life insurance programs, policies and arrangements in accordance with the Company’s policies, as in effect from time to time.  Mr. Berkett continues to be entitled to receive a company car allowance of £12,500 per year.

In connection with his entry into the Amended Service Agreement, the Company has granted to Mr. Berkett 375,000 shares of restricted stock of the Company, subject to performance conditions, in respect of his performance of services in the years 2009-2011.  Subject to Mr. Berkett’s continued employment and other terms and conditions contained in the restricted stock agreement between the Company and Mr. Berkett attached hereto as Exhibit 10.4, up to 187,500 shares will vest on March 12, 2010 subject to the achievement of a list of objectives set by the Compensation Committee with respect to 2009 and up to 187,500 shares will vest on March 12, 2012 subject to the achievement of cash flow targets for the years 2009-2011.

Pursuant to the Amended Service Agreement, Mr. Berkett is entitled to thirty (30) days notice from VM Limited upon a termination of his employment by VM Limited.  Mr. Berkett is required to provide six (6) months notice upon a voluntary resignation.  Upon a termination of Mr. Berkett’s employment by VM Limited without cause, he is entitled, provided he executes a release in favor of VM Limited and its affiliates, to a severance payment equal to two (2) times his base salary.

Mr. Berkett is subject to non-competition and non-solicitation covenants during the term of employment and for twelve (12) months following termination of his employment, as well as customary confidentiality covenants.

The summary of the foregoing agreements is qualified in its entirety by the text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit	Description
10.1	Second Amended and Restated Employment Agreement, dated as of July 3, 2009, between Virgin Media Inc. and James F. Mooney.
10.2	Service Agreement, dated as of July 3, 2009, between Virgin Media Limited and Neil Berkett.
10.3	Restricted Stock Agreement, dated as of July 3, 2009, between Virgin Media Inc. and James F. Mooney.
10.4	Restricted Stock Agreement, dated as of July 3, 2009, between Virgin Media Inc. and Neil Berkett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Second Amended and Restated Employment Agreement, dated as of July 3, 2009, between Virgin Media Inc. and James F. Mooney.
10.2	Service Agreement, dated as of July 3, 2009, between Virgin Media Limited and Neil Berkett.
10.3	Restricted Stock Agreement, dated as of July 3, 2009, between Virgin Media Inc. and James F. Mooney.
10.4	Restricted Stock Agreement, dated as of July 3, 2009, between Virgin Media Inc. and Neil Berkett.